UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 17, 2008
MAKO Surgical Corp.
(Exact name of registrant as specified in its charter)

Delaware	001-33966	20-1901148
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
2555 Davie Road
Ft. Lauderdale, Florida 33317
(Address of principal executive offices and zip code)
Registrant’s telephone number, including area code: (954) 927-2044
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
MAKO Surgical Corp. (the “Company”) anticipates holding its 2008 Annual Meeting of Stockholders on Tuesday, June 3, 2008 (the “Annual Meeting”).
Any stockholder proposals pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, as amended, or any nominations for election to the Company’s Board of Directors pursuant to the Company’s bylaws, submitted to the Company to be presented at the Annual Meeting, must be received by the Company on or before Thursday, March 27, 2008 to be eligible for inclusion in the Company’s proxy statement and form of proxy to be distributed by the Board of Directors in connection with the Annual Meeting. Proposals and nominations should be submitted in writing to: Corporate Secretary, MAKO Surgical Corp., 2555 Davie Road, Ft. Lauderdale, Florida 33317. Any such proposal or nominations must comply with the additional requirements established by the Securities and Exchange Commission and/or set forth in the Company’s bylaws.
If at any time after March 27, 2008, a stockholder notifies the Company of an intention to present a proposal or a director nomination at the Annual Meeting, the Company’s proxy holders will have the right to use their discretionary voting authority to vote against the stockholder proposal or nomination when and if it is raised at the Annual Meeting.
SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAKO Surgical Corp.
Date: March 17, 2008	By:	/s/ Menashe R. Frank
Menashe R. Frank,
Senior Vice President, General Counsel and Secretary